SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 15, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

The information required by this Item 2.02 is included in Item 3.01 and incorporated by reference herein.

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Security Capital Corporation (the “Company”) issued a press release on April 18, 2005 announcing its operating results for the quarter and year ended December 31, 2004 and that it was not yet in a position to file its Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”).  As previously announced, the filing of the Company’s Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”) was delayed as a result of the Company’s previously announced internal investigation.  Such investigation was completed, and the Third Quarter Form 10-Q was filed on March 11, 2005.  As a result of the delayed filing of the Third Quarter Form 10-Q, the Company needs additional time to complete its 2004 Form 10-K.  The Company is working diligently and hopes to be in a position to file the 2004 Form 10-K by April 29, 2005.

The Company estimates that, for the quarter ended December 31, 2004, income from continuing operations will be approximately $1,600,000 compared to $1,652,000 for the quarter ended December 31, 2003.  The Company also estimates that basic and diluted earnings per common share from continuing operations will be $0.25 and $0.22, respectively, for the quarter ended December 31, 2004 compared to basic and diluted earnings per common share from continuing operations of $0.24 and $0.22, respectively, for the quarter ended December 31, 2003.  The Company further estimates that income available to common stockholders for the quarter ended December 31, 2004 will be approximately $2,350,000 compared to $1,296,000 for the quarter ended December 31, 2003.  The Company also estimates that basic and diluted earnings per common share will be $0.37 and $0.34, respectively, for the quarter ended December 31, 2004 compared to basic and diluted earnings per common share of $0.20 and $0.18, respectively, for the quarter ended December 31, 2003.

The Company estimates that, for the year ended December 31, 2004, income from continuing operations will be approximately $5,300,000, compared to $5,352,000 for the year ended December 31, 2003.  The Company also estimates that basic and diluted earnings per common share from continuing operations will be $0.62 and $0.54, respectively, for the year ended December 31, 2004 compared to basic and diluted earnings per common share from continuing operations of $0.76 and $0.69, respectively, for the year ended December 31, 2003.  The Company further estimates that income available to common stockholders for the year ended December 31, 2004 will be approximately $2,000,000 compared to $2,926,000 for the year ended December 31, 2003.  The Company also estimates that basic and diluted earnings per common share will be $0.31 and $0.24, respectively, compared to basic and diluted earnings per common share of $0.45 and $0.38, respectively, for the year ended December 31, 2003.

For the year ended December 31, 2004, income from continuing operations has been reduced by $754,000 for additional accretion relating to the redemption of all the Company’s zero coupon convertible preferred stock.   Additionally, income from continuing operations included expenses of $200,000 and $600,000 for the quarter and year ended December 31, 2004, respectively, associated with the Company’s Special Committee’s exploration of strategic alternatives and $900,000 for the quarter and year ended December 31, 2004 associated with the Company’s previously announced internal investigation.

As a result of the Company’s failure to timely file the 2004 Form 10-K, as required by Sections 134 and 1101 of the American Stock Exchange (the “AMEX “) Company Guide (the “Company Guide”), the Company may no longer be in compliance with the continued listing requirements of the AMEX and, pursuant to Section 1003(d) of the Company Guide, such failure to timely file the 2004 Form 10-K may be deemed a material violation of the Company’s listing agreement with AMEX.  On April 14, 2005, the Company notified the AMEX Listing Qualifications Staff (the “Staff”) of such possible noncompliance. The Company is in discussions with the Staff regarding this matter.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of Security Capital Corporation, dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated April 18, 2005.